Exhibit (g)

INVESTMENT ADVISORY AGREEMENT

        THIS AGREEMENT, is made and entered into this 1st day of July, 2004, by and between Mount Yale Opportunity Fund, LLC, a Delaware limited liability company (the “Company”), and Mount Yale Asset Management, LLC, a Delaware limited liability company (the “Adviser”).

1.    INVESTMENT ADVISORY SERVICES

        The Company hereby engages the Adviser, and the Adviser hereby agrees to act as investment adviser for, and to manage the affairs, business and the investment of the assets of the Company.

        The investment of the assets of the Company shall at all times be subject to the applicable provisions of the Company’s Limited Liability Company Agreement and Registration Statement on Form N-2 and any representations contained in the Private Placement Memorandum of the Company and shall conform to the policies and purposes of the Company as set forth in such Registration Statement and (i) as interpreted from time to time by the Board of Managers of the Company and (ii) as may be amended from time to time by the Board of Managers of the Company and/or the investors who hold limited liability company interests (“Interests”) in the Company (“Members”) as permitted by the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as now enacted, promulgated or hereafter amended (collectively, the “Investment Company Act”). Within the framework of the investment policies of the Company, the Adviser shall have the sole and exclusive responsibility for the management of the Company’s assets and making and execution of all investment decisions for the Company. The Adviser shall report to the Board of Managers of the Company regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of the Adviser to the investment policies of the Company.

        The Adviser shall, at its own expense, be responsible for maintaining suitable office space, and all necessary office facilities, equipment and personnel for servicing the investments of the Company. The Adviser may in its sole discretion arrange, if requested by the Company, for officers, employees or other Affiliated Persons (as defined in Section 2(a)(3) of the Investment Company Act) of the Adviser to serve without compensation from the Company as officers of the Company if duly elected to such positions by the Members or Managers of the Company.

        The Adviser hereby acknowledges that all records necessary in the operation of the Company, including records pertaining to its Members and investments, are the property of the Company, and in the event that a transfer of management or investment advisory services to someone other than the Adviser should ever occur, the Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Company. Nothing in this Agreement shall limit the ability of the Adviser to claim the prior investment performance of the Company as the prior investment performance of the Adviser and to retain copies of all records made or maintained in connection with the operation of the Company for such purpose.

2.    COMPENSATION FOR SERVICES

        In payment for all services, facilities, equipment and personnel, and for other costs of the Adviser hereunder, the Company shall pay to the Adviser a quarterly investment advisory fee determined by applying the annual rate of 2.00% to the Company’s net assets.

        For purposes of the calculation of such fee, the Company’s net assets shall be computed at the times and in the manner specified in the Company’s Registration Statement on Form N-2. Such fee shall be payable in advance within five business days after the beginning of the quarter for service performed hereunder during the following quarter. The fee applicable during the first and last quarters that this Agreement is in effect shall be prorated according to the proportion which such portion of the quarter bears to the full quarter.

3.    ALLOCATION OF EXPENSES

        In addition to the fees described in Section 2 hereof, the Company shall pay all its expenses which are not assumed by the Adviser in its capacity as the Company’s investment adviser. These Company expenses include, by way of example, but not by way of limitation, (a) brokerage and commission expenses; (b) interest charges on borrowings; (c) fees and expenses of legal counsel and independent auditors; (d) the Company’s organizational and offering expenses, whether or not advanced by the Adviser; (e) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Company; (f) cost of certificates representing Interests of the Company and any other expenses (including clerical expenses) of issuance, sale or repurchase of the Interests of the Company; (g) association membership dues; (h) fees and expenses of registering and making notice filings with respect to the Company’s Interests under the appropriate federal and state securities laws; (i) expenses of printing and distributing reports, notices and proxy materials to Members; (j) costs of annual and special Members’ meetings; (k) expenses of filing reports and other documents with governmental agencies; (l) charges and expenses of the Company’s administrator and custodian; (m) expenses associated with the repurchase of Interests in the Company; (n) compensation of the Company’s officers, managers and employees that are not Affiliated Persons or Interested Persons (as defined in Section 2(a) of the Investment Company Act) of the Adviser; (o) the cost of other personnel providing services to the Company; (p) travel expenses for attendance of Board of Managers meetings by all members of the Board of Managers of the Company; (q) insurance expenses; (r) costs of stationery and supplies; and (s) any extraordinary expenses of a nonrecurring nature.

4.    FREEDOM TO DEAL WITH THIRD PARTIES

        The Adviser shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

5.    EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT

        This Agreement shall become effective as of the day and date first above written (the “Effective Date”). Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect through December 31, 2004, and thereafter shall continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved annually by (a) the vote of a majority of the Company’s Board of Managers who are not parties to the Agreement or interested persons (as defined in the Investment Company Act) of the Company or the Adviser, cast in person at a meeting called for the purpose of voting on approval and (b) either (i) the vote of a majority of the outstanding Interests of the Company or (ii) the vote of a majority of the Company’s Board of Managers. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding Interests of the Company shall mean the vote of 67% or more of such Interests if the holders of more than 50% of such Interests are present in person or by proxy or the vote of more than 50% of such Interests, whichever is less.

        This Agreement may be terminated at any time without the payment of any penalty by the vote of the Board of Managers of the Company or by the vote of the holders of a majority of the outstanding Interests of the Company, upon sixty (60) days written notice to the Adviser. The Adviser may terminate this Agreement without penalty on ninety (90) days written notice to the Company. This Agreement shall automatically terminate in the event of its assignment as defined in the Investment Company Act.

This Agreement shall automatically terminate upon completion of the dissolution, liquidation and winding up of the Company.

6.    LIMITATION OF LIABILITY

        The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or its Members in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

7.    AMENDMENTS TO AGREEMENT

        No material amendment to this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding Interests of the Company.

8.    NOTICES

        Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

9.    NAME

        The Company may use “Mount Yale” as part of its name for so long as the Adviser serves as investment adviser to the Company. The Adviser may at any time permit others, including companies registered under the Investment Company Act to use the name “Mount Yale”.

        IN WITNESS WHEREOF, the Company and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MOUNT YALE OPPORTUNITY FUND, LLC
By:

Its:
MOUNT YALE ASSET MANAGEMENT, LLC
By:

Its: